SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 7, 2006

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

(a) 2006 Long-Term Incentives Plan

On February 7, 2006, our shareowners approved the Rockwell Collins, Inc. 2006 Long-Term Incentive Plan (the "Plan"). The Plan was approved by the Board of Directors on November 17, 2005 and was subject to approval by the shareowners. The Plan is described in our proxy statement for the 2006 Annual Meeting of Shareowners and a copy of the Plan is attached thereto and incorporated herein by reference. The Plan permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, dividend equivalent rights and other awards. The Plan reserves 11,000,000 shares of the Corporation's common stock for issuance as awards, with each share issued pursuant to an award of restricted stock, restricted stock units, performance shares and performance units counting as three shares against this limit. The Plan terminates on November 17, 2015; however, awards granted before that date will continue to be effective in accordance with their terms and conditions.

(b) Restricted Stock Units

On February 7, 2006, the Board of Directors granted 1,500 Restricted Stock Units ("RSUs") under the Plan to each of the Corporation's non-employee directors. A copy of the form of Restricted Stock Unit Award is filed herewith as Exhibit 10.1. Each RSU granted represents the right to receive one share of our common stock as compensation for service on the Board of Directors. Additional RSUs may be awarded quarterly each year representing the quarterly cash retainer or other fees payable to the Board of Directors for service on the Board and its committees to the extent the director elects to defer the retainer or other fees pursuant to the director's election to defer receipt of retainer fees, which deferral election is subject to the rules imposed by the Internal Revenue Code Section 409A. The number of additional RSUs to be awarded will be calculated in accordance with the Plan and based on the fair market value and the amount of fees payable to the director. In addition, on each date that the Corporation pays a cash dividend to holders of our common stock generally, an additional number of RSUs will be granted as dividend equivalents. RSUs shall become immediately vested upon a change of control pursuant to Internal Revenue Code Section 409A or if a director ceases to serve on the Board of Directors for any reason (voluntary or involuntary).

(c) 2006 Annual Incentive Compensation Plan

On February 7, 2006, our shareowners also approved the Rockwell Collins, Inc. 2006 Annual Incentive Compensation Plan for Senior Executive Officers (the "Senior Executive ICP"). The Senior Executive ICP was approved by the Board of Directors on November 17, 2005 and was subject to approval by the shareowners. The Senior Executive ICP is described in the Corporation's proxy statement for the 2006 Annual Meeting of Shareowners and a copy of the Senior Executive ICP is attached thereto and incorporated herein by reference. The purpose of the Senior Executive ICP is to preserve our current federal income tax deductibility of incentive compensation earned by the five officers whose compensation might not otherwise be deductible as a result of certain provisions of the Internal Revenue Code. Our Chief Executive Officer and four other executive officers designated each year by the Compensation Committee will be eligible to participate in the Senior Executive ICP. Awards under the Senior Executive ICP will be allocated each year out of a "performance fund", which shall be equal to 1.5% of our pre-tax segment operating earnings for that year, excluding extraordinary items, gains or losses on the disposal of a segment of a business, restructuring charges, income or loss from discontinued operations, cumulative effects of changes in accounting principles and other events or transactions of an unusual nature or that occur infrequently, all as defined by or determined in accordance with generally accepted accounting principles. Subject to the Compensation Committee's right to reduce any participant's allocation award, the amount set aside under the Senior Executive ICP will be allocated to each participant as follows: 30% of the fund to the Chief Executive Officer, 20% of the fund to each of two Senior Executive Officers and 15% of the fund to each of two other Senior Executive Officers. Awards allocated to a participant will be paid to the participant in cash in a lump sum or in installments as determined by the Compensation Committee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 8, 2006	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index
Exhibit	Description
10.1	Form of Restricted Stock Unit Award under the Corporation's 2006 Long-Term Incentives Plan.